FOR IMMEDIATE RELEASE

Contura Announces Second Quarter 2020 Results

•Reports net loss from continuing operations of $238 million for the second quarter 2020, including a pre-tax, non-cash asset impairment charge of $162 million
•Posts Adjusted EBITDA(1) of $17 million for the second quarter 2020
•Maintains strong cost management in all operating segments and overhead
•Executes on long-term strategic portfolio optimization
•Reduces long-term debt by approximately $25 million in the second quarter of 2020
•Continues conservative financial management with liquidity of $240 million at quarter-end and $66 million in AMT refunds expected to be received in second half of 2020

BRISTOL, Tenn., August 7, 2020 - Contura Energy, Inc. (NYSE: CTRA), a leading U.S. coal supplier, today reported results for the second quarter ending June 30, 2020.

	(millions, except per share)
	Three months ended
	June 30, 2020	Mar. 31, 2020	June 30, 2019(2)
Net (loss) income(3)	$(238.3)	$(39.8)	$24.3
Net (loss) income(3) per diluted share	$(13.02)	$(2.18)	$1.25
Adjusted EBITDA(1)	$16.9	$60.2	$140.8
Operating cash flow(4)	$79.0	$(0.1)	$102.5
Capital expenditures	$(41.5)	$(49.6)	$(42.8)
Tons of coal sold	5.1	5.5	6.4
__________________________________

1. These are non-GAAP financial measures. A reconciliation of Net Income to Adjusted EBITDA is included in tables accompanying the financial schedules.
2. Excludes discontinued operations, except as noted.
3. From continuing operations. First and second quarters 2020 no longer have discontinued operations.
4. Includes discontinued operations. First and second quarters 2020 no longer have discontinued operations.

"Our second quarter results serve as continued evidence of Contura's commitment to adeptly managing through the current global uncertainty," said chairman and chief executive officer, David Stetson. "Even with a weeks-long furlough in April, our team increased our cash quarter-over-quarter, lowered our overall debt, and kept costs roughly on par with our stellar first quarter cost performance. As we look to the back half of 2020, we believe these steps to streamline our company will serve us well despite any additional market fluctuations that may occur."

Financial Performance

Contura reported a net loss from continuing operations of $238.3 million, or $13.02 per diluted share, for the second quarter 2020. The second quarter loss includes a pre-tax, non-cash asset impairment charge of $161.7 million, which resulted primarily from our strategic decisions to idle the Kielty mine and not pursue the new impoundment at Cumberland resulting in a significantly shorter mine life. In the first quarter 2020, the company had a net loss from continuing operations, including non-cash asset impairment charges of $33.7 million, of $39.8 million or $2.18 diluted share.

Total Adjusted EBITDA was $17 million for the second quarter, compared with $60 million in the first quarter, primarily due to lower CAPP - Met price realizations.

Coal Revenues

	(millions)
	Three months ended
	June 30, 2020	Mar. 31, 2020
CAPP - Met	$316.3	$362.4
CAPP - Thermal	$36.7	$38.7
NAPP	$57.5	$66.9

CAPP - Met (excl. f&h)(1)	$261.5	$308.7
CAPP - Thermal (excl. f&h)(1)	$32.1	$35.0
NAPP (excl. f&h)(1)	$52.0	$64.6

Tons Sold	(millions)
	Three months ended
	June 30, 2020	Mar. 31, 2020
CAPP - Met	3.2	3.3
CAPP - Thermal	0.6	0.6
NAPP	1.3	1.5

__________________________________
1. Represents Non-GAAP coal revenues which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

The CAPP - Met revenue decline in the second quarter was driven by an $11 per ton decline in price realizations relative to the first quarter. CAPP - Thermal revenues also declined quarter-over-quarter due to lower realized prices. Second quarter NAPP revenues were lower as a result of lower volumes and prices.

Coal Sales Realization(1)

	(per ton)
	Three months ended
	June 30, 2020	Mar. 31, 2020
CAPP - Met	$81.61	$92.80
CAPP - Thermal	$49.52	$56.73
NAPP	$40.19	$42.81
__________________________________
1. Represents Non-GAAP coal sales realization which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

The second quarter 2020 metallurgical coal prices continued softening, with our average CAPP - Met coal sales realization declining 12 percent to $81.61 per ton against the prior quarter. While our domestic business continues to benefit from annual fixed price contracts, the lower second quarter realizations were primarily driven by our export business, where prices declined as a result of COVID-19 related demand reduction. Thermal coal price realizations were also impacted by reduced demand in the second quarter with both CAPP - Thermal and NAPP segments experiencing lower realizations.

Cost of Coal Sales

	(in millions, except per ton data)
	Three months ended
	June 30, 2020	Mar. 31, 2020
Cost of Coal Sales	$383.3	$397.9
Cost of Coal Sales (excl. f&h/idle)(1)	$310.5	$328.1

	(per ton)
CAPP - Met(1)	$74.41	$70.68
CAPP - Thermal(1)	$45.38	$53.07
NAPP(1)	$32.98	$39.68

__________________________________
1.Represents Non-GAAP cost of coal sales per ton which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

Contura achieved continued strong cost performance in its CAPP - Met segment in the second quarter. The reported second quarter cost of coal sales was $74.41 per ton versus $70.68 per ton in the first quarter. Excluding the impact of the April furloughs, incremental one-time COVID-19 mitigation costs, and the partially offsetting benefit from an annual severance tax adjustment, the second quarter cost of coal sales were roughly on par with first quarter.

NAPP cost of coal sales for the quarter was $32.98 per ton, down from $39.68 per ton in the first quarter, which was impacted by a longwall move in March. CAPP - Thermal also reported solid cost of coal sales performance, improving to $45.38 per ton for the quarter as compared to $53.07 for the prior quarter.

Selling, general and administrative (SG&A) and depreciation, depletion and amortization (DD&A) expenses

	(millions)
	Three months ended
	June 30, 2020	Mar. 31, 2020
SG&A	$12.0	$15.5
Less: non-cash stock compensation and one-time expenses	$(1.9)	$(2.1)
Non-GAAP SG&A(1)	$10.1	$13.4

DD&A	$49.3	$54.5
__________________________________
1.Represents Non-GAAP SG&A which is defined under "Non-GAAP Financial Measures."

As a result of additional overhead reductions, Contura's second quarter 2020 SG&A expenses were $10.1 million, excluding non-cash stock compensation expense and one-time expenses of $1.9 million, and down $3.3 million from the prior quarter. Contura expects non-GAAP SG&A expenses for the full year 2020 to be in the range of $45 million to $50 million.

Liquidity and Capital Resources

"In response to the wide-ranging impacts of the COVID-19 pandemic, we took aggressive action in early April to optimize cash by temporarily idling certain operations, which resulted in a $41 million reduction in inventory and overall net working capital change of $99 million in the second quarter," said Andy Eidson, Contura's chief financial officer. "As we continue to analyze our liquidity, we expect capex for the remainder of the year to be in the $45-$50 million range, and we still anticipate receiving an accelerated AMT tax refund of approximately $66 million in the second half of the year and approximately $14 million of payroll tax deferrals until 2021 and 2022."

Cash provided by operating activities for the second quarter 2020 was $79.0 million and capital expenditures for the second quarter were $41.5 million. In the prior period, the cash used in operating activities was $0.1 million and capital expenditures were $49.6 million. Contura expects capital expenditures for the full year 2020 to be in the range of $135 million to $140 million.

As of June 30, 2020, Contura had $238.4 million in unrestricted cash and $157.5 million in restricted cash, deposits and investments. Total long-term debt, including the current portion of long-term debt as of June 30, 2020, was $628.1 million, down approximately $25 million from the prior quarter. At the end of the second quarter, the company had total liquidity of $240.2 million, including cash and cash equivalents of $238.4 million and $1.8 million of unused commitments available under the Asset-Based Revolving Credit Facility. The future available capacity under the Asset-Based Revolving Credit Facility is subject to inventory and accounts receivable collateral requirements and the achievement of certain financial ratios. As of June 30, 2020, the company had $30.8 million in borrowings and $121.7 million in letters of credit outstanding under the Asset-Based Revolving Credit Facility.

Operational and Strategic Update

As previously announced, certain operations were temporarily idled in early April in response to market conditions, inventory levels and expected customer deferrals. As of May 4, all Contura sites were back to nearly normal staffing levels and operating capacity with additional precautions in place to help reduce the risk of exposure to COVID-19.

On May 29, two previously wholly-owned subsidiaries of Contura Energy—Contura Coal West, LLC and Contura Wyoming Land, LLC—merged with certain subsidiaries of Eagle Specialty Materials, LLC. In completing this transaction, Contura ended its connection with the Powder River Basin.

On June 22, the company announced that its Ruby Energy (also known as Kielty) underground mine and the Delbarton Preparation Plant were to be idled due to adverse market conditions and uneconomic pricing and cost structures. Kielty produces both thermal and metallurgical coal.

During the second quarter, the company also decided against spending over $60 million for a refuse impoundment at Cumberland Mine and amended its supply agreements to expire as of December 31, 2022. Unless a buyer emerges for the Cumberland Mine, the company will cease operations upon the expiration of its outstanding coal supply commitments in late 2022 or early 2023.

Also in June, the company completed the acquisition of the Feats Loadout facility in Logan County, West Virginia, which is served by the CSX railroad. With this transaction, Contura adds transportation optionality to its existing network and increased ability to leverage low vol metallurgical coal sales opportunities through Dominion Terminal Associates.

Looking ahead, the company continues to progress on its capital projects and its shift to higher-quality, lower-cost mines. “Even in spite of the disruptions caused by the COVID-19 pandemic, development at our new metallurgical mines remains on schedule,” said Jason Whitehead, Contura’s chief operating officer. “The low vol Road Fork No. 52 Mine added a second production section in mid-June, and will be positioned to be at three sections by the first of 2021, while the high vol project at Lynn Branch has completed initial underground cuts and expects to be in production by the fourth quarter of this year. The Black Eagle Mine, our high vol A project, is progressing well through the corridor to the main reserve block, which we anticipate to be in production by next year.”

Conference Call

The company plans to hold a conference call regarding its second quarter 2020 results on August 7, 2020, at 10:00 a.m. Eastern time. The conference call will be available live on the investor section of the company’s website at https://investors.conturaenergy.com/investors. Analysts who would like to participate in the conference call should dial 866-270-1533 (domestic toll-free) or 412-317-0797 (international) approximately 15 minutes prior to the start of the call.

ABOUT CONTURA ENERGY

Contura Energy (NYSE: CTRA) is a Tennessee-based coal supplier with affiliate mining operations across major coal basins in Pennsylvania, Virginia and West Virginia. With customers across the globe, high-quality reserves and significant port capacity, Contura Energy reliably supplies both metallurgical coal to produce steel and thermal coal to generate power. For more information, visit www.conturaenergy.com.

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements. These forward-looking statements are based on Contura's expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. These factors are difficult to predict accurately and may be beyond Contura’s control. Forward-looking statements in this news release or elsewhere speak only as of the date made. New uncertainties and risks arise from time to time, and it is impossible for Contura to predict these events or how they may affect Contura. Except as required by law, Contura has no duty to, and does not intend to, update or revise the forward-looking statements in this news release or elsewhere after the date this release is issued. In light of these risks and uncertainties, investors should keep in mind that results, events or developments discussed in any forward-looking statement made in this news release may not occur.

INVESTOR CONTACT
investorrelations@conturaenergy.com

Alex Rotonen, CFA
423.956.6882

MEDIA CONTACT
corporatecommunications@conturaenergy.com

Emily O’Quinn
423.573.0369

FINANCIAL TABLES FOLLOW

Non-GAAP Financial Measures

The discussion below contains “non-GAAP financial measures.” These are financial measures which either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP” or “GAAP”). Specifically, we make use of the non-GAAP financial measures “Adjusted EBITDA,” “non-GAAP coal revenues,” “non-GAAP cost of coal sales,” and “Adjusted cost of produced coal sold.” We use Adjusted EBITDA to measure the operating performance of our segments and allocate resources to the segments. Adjusted EBITDA does not purport to be an alternative to net income (loss) as a measure of operating performance. We use non-GAAP coal revenues to present coal revenues generated, excluding freight and handling fulfillment revenues. Non-GAAP coal sales realization per ton for our operations is calculated as non-GAAP coal revenues divided by tons sold. We use non-GAAP cost of coal sales to adjust cost of coal sales to remove freight and handling costs, depreciation, depletion and amortization - production (excluding the depreciation, depletion and amortization related to selling, general and administrative functions), accretion on asset retirement obligations, amortization of acquired intangibles, net, idled and closed mine costs and coal inventory acquisition accounting impacts. Non-GAAP cost of coal sales per ton for our operations is calculated as non-GAAP cost of coal sales divided by tons sold. Non-GAAP coal margin per ton for our coal operations is calculated as non-GAAP coal sales realization per ton for our coal operations less non-GAAP cost of coal sales per ton for our coal operations. We also use Adjusted cost of produced coal sold to distinguish the cost of captive produced coal from the effects of purchased coal. The presentation of these measures should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP.

Management uses non-GAAP financial measures to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. The definition of these non-GAAP measures may be changed periodically by management to adjust for significant items important to an understanding of operating trends and to adjust for items that may not reflect the trend of future results by excluding transactions that are not indicative of our core operating performance. Furthermore, analogous measures are used by industry analysts to evaluate the Company’s operating performance. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments.

Included below are reconciliations of non-GAAP financial measures to GAAP financial measures.

CONTURA ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Coal revenues	$410,614	$653,828	$878,981	$1,260,788
Other revenues	1,224	2,378	3,317	4,532
Total revenues	411,838	656,206	882,298	1,265,320
Costs and expenses:
Cost of coal sales (exclusive of items shown separately below)	383,279	496,746	781,139	1,012,440
Depreciation, depletion and amortization	49,262	62,814	103,727	124,085
Accretion on asset retirement obligations	7,304	6,847	14,679	13,079
Amortization of acquired intangibles, net	2,096	(343)	2,961	(7,026)
Asset impairment and restructuring	184,173	5,826	217,882	5,826
Selling, general and administrative expenses (exclusive of depreciation, depletion and amortization shown separately above)	12,028	14,783	27,509	35,734
Merger-related costs	—	156	—	987
Total other operating (income) loss:
Mark-to-market adjustment for acquisition-related obligations	(2,052)	1,014	(17,049)	2,950
Other (income) expense	(124)	1,414	(704)	(7,485)
Total costs and expenses	635,966	589,257	1,130,144	1,180,590
(Loss) income from operations	(224,128)	66,949	(247,846)	84,730
Other income (expense):
Interest expense	(18,814)	(16,077)	(36,419)	(31,232)
Interest income	5,533	1,885	6,511	3,821
Loss on modification and extinguishment of debt	—	(26,459)	—	(26,459)
Equity loss in affiliates	(1,047)	(2,475)	(1,790)	(2,959)
Miscellaneous loss, net	188	(523)	(720)	(1,389)
Total other expense, net	(14,140)	(43,649)	(32,418)	(58,218)
(Loss) income from continuing operations before income taxes	(238,268)	23,300	(280,264)	26,512
Income tax (expense) benefit	(33)	1,000	2,155	5,778
Net (loss) income from continuing operations	(238,301)	24,300	(278,109)	32,290
Discontinued operations:
Loss from discontinued operations before income taxes	—	(163,867)	—	(165,457)
Income tax benefit from discontinued operations	—	25,906	—	26,321
Loss from discontinued operations	—	(137,961)	—	(139,136)
Net loss	$(238,301)	$(113,661)	$(278,109)	$(106,846)

Basic loss per common share:
(Loss) income from continuing operations	$(13.02)	$1.27	$(15.22)	$1.70
Loss from discontinued operations	—	(7.21)	—	(7.32)

Net loss	$(13.02)	$(5.94)	$(15.22)	$(5.62)

Diluted loss per common share
(Loss) income from continuing operations	$(13.02)	$1.25	$(15.22)	$1.66
Loss from discontinued operations	—	(7.10)	—	(7.14)
Net loss	$(13.02)	$(5.85)	$(15.22)	$(5.48)

Weighted average shares – basic	18,304,853	19,123,705	18,275,382	19,009,643
Weighted average shares – diluted	18,304,853	19,420,471	18,275,382	19,480,183

CONTURA ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Amounts in thousands, except share and per share data)

	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$238,438	$212,793
Trade accounts receivable, net of allowance for doubtful accounts of $793 and $0 as of June 30, 2020 and December 31, 2019	183,820	244,666
Inventories, net	143,198	162,659
Prepaid expenses and other current assets	122,354	91,361
Total current assets	687,810	711,479
Property, plant, and equipment, net of accumulated depreciation and amortization of $351,561 and $314,276 as of June 30, 2020 and December 31, 2019	423,367	583,262
Owned and leased mineral rights, net of accumulated depletion and amortization of $34,961 and $27,877 as of June 30, 2020 and December 31, 2019	495,303	523,141
Other acquired intangibles, net of accumulated amortization of $35,717 and $32,686 as of June 30, 2020 and December 31, 2019	103,439	125,145
Long-term restricted cash	109,930	122,524
Deferred income taxes	—	33,065
Other non-current assets	220,389	204,207
Total assets	$2,040,238	$2,302,823
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$30,390	$28,485
Trade accounts payable	70,027	98,746
Acquisition-related obligations – current	30,019	33,639
Accrued expenses and other current liabilities	161,453	154,282
Total current liabilities	291,889	315,152
Long-term debt	597,706	564,481
Acquisition-related obligations - long-term	18,283	46,259
Workers’ compensation and black lung obligations	266,390	260,778
Pension obligations	198,582	204,086
Asset retirement obligations	207,001	184,130
Deferred income taxes	389	422
Other non-current liabilities	50,583	31,393
Total liabilities	1,630,823	1,606,701
Commitments and Contingencies
Stockholders’ Equity
Preferred stock - par value $0.01, 5.0 million shares authorized, none issued	—	—
Common stock - par value $0.01, 50.0 million shares authorized, 20.6 million issued and 18.3 million outstanding at June 30, 2020 and 20.5 million issued and 18.2 million outstanding at December 31, 2019	206	205
Additional paid-in capital	777,650	775,707
Accumulated other comprehensive loss	(69,747)	(58,616)
Treasury stock, at cost: 2.3 million shares at June 30, 2020 and December 31, 2019	(106,955)	(107,984)
Retained earnings	(191,739)	86,810
Total stockholders’ equity	409,415	696,122
Total liabilities and stockholders’ equity	$2,040,238	$2,302,823

CONTURA ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Amounts in thousands)

	Six Months Ended June 30,
	2020	2019
Operating activities:
Net loss	$(278,109)	$(106,846)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	103,727	269,997
Amortization of acquired intangibles, net	2,961	(7,026)
Accretion of acquisition-related obligations discount	2,227	3,220
Amortization of debt issuance costs and accretion of debt discount	7,389	6,724
Mark-to-market adjustment for acquisition-related obligations	(17,049)	2,950
(Gain) loss on disposal of assets	(755)	1,372
Gain on assets acquired in an exchange transaction	—	(9,083)
Loss on modification and extinguishment of debt	—	26,459
Asset impairment and restructuring	217,882	22,294
Accretion on asset retirement obligations	14,679	13,079
Employee benefit plans, net	10,605	9,564
Deferred income taxes	33,032	(33,623)
Stock-based compensation	3,121	4,774
Equity loss in affiliates	1,790	2,959
Other, net	92	405
Changes in operating assets and liabilities	(22,654)	(90,086)
Net cash provided by operating activities	78,938	117,133
Investing activities:
Capital expenditures	(91,090)	(83,882)
Proceeds on disposal of assets	1,285	1,048
Purchases of investment securities	(18,607)	(9,899)
Maturity of investment securities	10,653	21,316
Capital contributions to equity affiliates	(2,416)	(4,807)
Other, net	47	93
Net cash used in investing activities	(100,128)	(76,131)
Financing activities:
Proceeds from borrowings on debt	57,500	544,946
Principal repayments of debt	(29,559)	(550,000)
Principal repayments of notes payable	(574)	(821)
Principal repayments of financing lease obligations	(1,614)	(2,100)
Debt issuance costs	—	(5,839)
Common stock repurchases and related expenses	(155)	(4,874)
Other, net	—	914
Net cash provided by (used in) financing activities	25,598	(17,774)
Net increase in cash and cash equivalents and restricted cash	4,408	23,228
Cash and cash equivalents and restricted cash at beginning of period	347,680	477,246
Cash and cash equivalents and restricted cash at end of period	$352,088	$500,474

The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the Condensed Consolidated Balance Sheets that sum to the total of the same such amounts shown in the Condensed Consolidated Statements of Cash Flows.

	As of June 30,
	2020	2019
Cash and cash equivalents	$238,438	$249,597
Short-term restricted cash (included in prepaid expenses and other current assets)	3,720	34,309
Long-term restricted cash	109,930	216,568
Total cash and cash equivalents and restricted cash shown in the Condensed Consolidated Statements of Cash Flows	$352,088	$500,474

CONTURA ENERGY, INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION
(Amounts in thousands)

	Three Months Ended			Six Months Ended June 30,
	March 31, 2020	June 30, 2020	June 30, 2019	2020	2019
Net (loss) income from continuing operations	$(39,808)	$(238,301)	$24,300	$(278,109)	$32,290
Interest expense	17,605	18,814	16,077	36,419	31,232
Interest income	(978)	(5,533)	(1,885)	(6,511)	(3,821)
Income tax (benefit) expense	(2,188)	33	(1,000)	(2,155)	(5,778)
Depreciation, depletion and amortization	54,465	49,262	62,814	103,727	124,085
Merger-related costs	—	—	156	—	987
Management restructuring costs (1)	947	—	—	947	—
Non-cash stock compensation expense	2,078	1,044	(546)	3,122	4,725
Mark-to-market adjustment - acquisition-related obligations	(14,997)	(2,052)	1,014	(17,049)	2,950
Accretion on asset retirement obligations	7,375	7,304	6,847	14,679	13,079
Loss on modification and extinguishment of debt	—	—	26,459	—	26,459
Asset impairment and restructuring (2)	33,709	184,173	5,826	217,882	5,826
Cost impact of coal inventory fair value adjustment (3)	—	—	1,033	—	8,209
Gain on assets acquired in an exchange transaction (4)	—	—	—	—	(9,083)
Loss on partial settlement of benefit obligations	1,167	63	—	1,230	—
Amortization of acquired intangibles, net	865	2,096	(343)	2,961	(7,026)
Adjusted EBITDA	$60,240	$16,903	$140,752	$77,143	$224,134
(1) Management restructuring costs are related to severance expense associated with senior management changes.
(2) Asset impairment and restructuring for the six months ended June 30, 2020 includes long-lived asset impairments of $195,447 and restructuring expense of $22,435 as a result of continued weakening coal prices and the strategic actions with respect to two thermal coal mining complexes. Asset impairment for the six months ended June 30, 2019 primarily related to the write-off of prepaid purchased coal from Blackjewel as a result of Blackjewel’s Chapter 11 bankruptcy filing on July 1, 2019.
(3) The cost impact of the coal inventory fair value adjustment as a result of the Alpha Merger was completed during the three months ended June 30, 2019.
(4) During the six months ended June 30, 2019, the Company entered into an exchange transaction which primarily included the release of the PRB overriding royalty interest owed to the Company in exchange for met coal reserves which resulted in a gain of $9,083.

CONTURA ENERGY, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS

	Three Months Ended March 31, 2020
(In thousands, except for per ton data)	CAPP - Met	CAPP - Thermal	NAPP	All Other	Consolidated
Coal revenues	$362,403	$38,743	$66,907	$314	$468,367
Less: Freight and handling fulfillment revenues	(53,664)	(3,743)	(2,346)	—	(59,753)
Non-GAAP Coal revenues	$308,739	$35,000	$64,561	$314	$408,614
Tons sold	3,327	617	1,508	5	5,457
Non-GAAP Coal sales realization per ton	$92.80	$56.73	$42.81	$62.80	$74.88

Cost of coal sales (exclusive of items shown separately below)	$292,972	$38,482	$63,013	$3,393	$397,860
Depreciation, depletion and amortization - production (1)	41,722	4,849	6,849	691	54,111
Accretion on asset retirement obligations	3,502	2,352	770	751	7,375
Amortization of acquired intangibles, net	2,581	(2,095)	354	25	865
Total Cost of coal sales	$340,777	$43,588	$70,986	$4,860	$460,211
Less: Freight and handling costs	(53,664)	(3,743)	(2,346)	—	(59,753)
Less: Depreciation, depletion and amortization - production (1)	(41,722)	(4,849)	(6,849)	(691)	(54,111)
Less: Accretion on asset retirement obligations	(3,502)	(2,352)	(770)	(751)	(7,375)
Less: Amortization of acquired intangibles, net	(2,581)	2,095	(354)	(25)	(865)
Less: Idled and closed mine costs	(4,157)	(1,995)	(825)	(3,079)	(10,056)
Non-GAAP Cost of coal sales	$235,151	$32,744	$59,842	$314	$328,051
Tons sold	3,327	617	1,508	5	5,457
Non-GAAP Cost of coal sales per ton	$70.68	$53.07	$39.68	$62.80	$60.12
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended March 31, 2020
(In thousands, except for per ton data)	CAPP - Met	CAPP - Thermal	NAPP	All Other	Consolidated
Coal revenues	$362,403	$38,743	$66,907	$314	$468,367
Less: Total Cost of coal sales (per table above)	(340,777)	(43,588)	(70,986)	(4,860)	(460,211)
GAAP Coal margin	$21,626	$(4,845)	$(4,079)	$(4,546)	$8,156
Tons sold	3,327	617	1,508	5	5,457
GAAP Coal margin per ton	$6.50	$(7.85)	$(2.70)	$(909.20)	$1.49

GAAP Coal margin	$21,626	$(4,845)	$(4,079)	$(4,546)	$8,156
Add: Depreciation, depletion and amortization - production (1)	41,722	4,849	6,849	691	54,111
Add: Accretion on asset retirement obligations	3,502	2,352	770	751	7,375
Add: Amortization of acquired intangibles, net	2,581	(2,095)	354	25	865
Add: Idled and closed mine costs	4,157	1,995	825	3,079	10,056
Non-GAAP Coal margin	$73,588	$2,256	$4,719	$—	$80,563
Tons sold	3,327	617	1,508	5	5,457
Non-GAAP Coal margin per ton	$22.12	$3.66	$3.13	$—	$14.76
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended June 30, 2020
(In thousands, except for per ton data)	CAPP - Met	CAPP - Thermal	NAPP	All Other	Consolidated
Coal revenues	$316,319	$36,720	$57,499	$76	$410,614
Less: Freight and handling fulfillment revenues	(54,852)	(4,634)	(5,492)	—	(64,978)
Non-GAAP Coal revenues	$261,467	$32,086	$52,007	$76	$345,636
Tons sold	3,204	648	1,294	1	5,147
Non-GAAP Coal sales realization per ton	$81.61	$49.52	$40.19	$76.00	$67.15

Cost of coal sales (exclusive of items shown separately below)	$297,169	$35,709	$48,732	$1,669	$383,279
Depreciation, depletion and amortization - production (1)	38,800	7,260	2,172	694	48,926
Accretion on asset retirement obligations	3,517	2,267	769	751	7,304
Amortization of acquired intangibles, net	2,759	(903)	215	25	2,096
Total Cost of coal sales	$342,245	$44,333	$51,888	$3,139	$441,605
Less: Freight and handling costs	(54,852)	(4,634)	(5,492)	—	(64,978)
Less: Depreciation, depletion and amortization - production (1)	(38,800)	(7,260)	(2,172)	(694)	(48,926)
Less: Accretion on asset retirement obligations	(3,517)	(2,267)	(769)	(751)	(7,304)
Less: Amortization of acquired intangibles, net	(2,759)	903	(215)	(25)	(2,096)
Less: Idled and closed mine costs	(3,906)	(1,670)	(566)	(1,669)	(7,811)
Non-GAAP Cost of coal sales	$238,411	$29,405	$42,674	$—	$310,490
Tons sold	3,204	648	1,294	1	5,147
Non-GAAP Cost of coal sales per ton	$74.41	$45.38	$32.98	$—	$60.32
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended June 30, 2020
(In thousands, except for per ton data)	CAPP - Met	CAPP - Thermal	NAPP	All Other	Consolidated
Coal revenues	$316,319	$36,720	$57,499	$76	$410,614
Less: Total Cost of coal sales (per table above)	(342,245)	(44,333)	(51,888)	(3,139)	(441,605)
GAAP Coal margin	$(25,926)	$(7,613)	$5,611	$(3,063)	$(30,991)
Tons sold	3,204	648	1,294	1	5,147
GAAP Coal margin per ton	$(8.09)	$(11.75)	$4.34	$(3,063.00)	$(6.02)

GAAP Coal margin	$(25,926)	$(7,613)	$5,611	$(3,063)	$(30,991)
Add: Depreciation, depletion and amortization - production (1)	38,800	7,260	2,172	694	48,926
Add: Accretion on asset retirement obligations	3,517	2,267	769	751	7,304
Add: Amortization of acquired intangibles, net	2,759	(903)	215	25	2,096
Add: Idled and closed mine costs	3,906	1,670	566	1,669	7,811
Non-GAAP Coal margin	$23,056	$2,681	$9,333	$76	$35,146
Tons sold	3,204	648	1,294	1	5,147
Non-GAAP Coal margin per ton	$7.20	$4.14	$7.21	$76.00	$6.83
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended June 30, 2019
(In thousands, except for per ton data)	CAPP - Met	CAPP - Thermal	NAPP	All Other	Consolidated
Coal revenues	$494,093	$81,701	$78,034	$—	$653,828
Less: Freight and handling fulfillment revenues	(67,728)	(8,190)	(1,794)	—	(77,712)
Non-GAAP Coal revenues	$426,365	$73,511	$76,240	$—	$576,116
Tons sold	3,429	1,189	1,747	—	6,365
Non-GAAP Coal sales realization per ton	$124.34	$61.83	$43.64	$—	$90.51

Cost of coal sales (exclusive of items shown separately below)	$369,703	$69,932	$56,433	$678	$496,746
Depreciation, depletion and amortization - production (1)	38,829	16,502	6,522	609	62,462
Accretion on asset retirement obligations	2,327	2,666	1,016	838	6,847
Amortization of acquired intangibles, net	3,870	(4,213)	—	—	(343)
Total Cost of coal sales	$414,729	$84,887	$63,971	$2,125	$565,712
Less: Freight and handling costs	(67,728)	(8,190)	(1,794)	—	(77,712)
Less: Depreciation, depletion and amortization - production (1)	(38,829)	(16,502)	(6,522)	(609)	(62,462)
Less: Accretion on asset retirement obligations	(2,327)	(2,666)	(1,016)	(838)	(6,847)
Less: Amortization of acquired intangibles, net	(3,870)	4,213	—	—	343
Less: Idled and closed mine costs	(2,165)	(567)	(733)	(886)	(4,351)
Less: Cost impact of coal inventory fair value adjustment (2)	(1,033)	—	—	—	(1,033)
Non-GAAP Cost of coal sales	$298,777	$61,175	$53,906	$(208)	$413,650
Tons sold	3,429	1,189	1,747	—	6,365
Non-GAAP Cost of coal sales per ton	$87.13	$51.45	$30.86	$—	$64.99
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.
(2) The cost impact of the coal inventory fair value adjustment as a result of the Alpha Merger was completed during the three months ended June 30, 2019.

	Three Months Ended June 30, 2019
(In thousands, except for per ton data)	CAPP - Met	CAPP - Thermal	NAPP	All Other	Consolidated
Coal revenues	$494,093	$81,701	$78,034	$—	$653,828
Less: Total Cost of coal sales (per table above)	(414,729)	(84,887)	(63,971)	(2,125)	(565,712)
GAAP Coal margin	$79,364	$(3,186)	$14,063	$(2,125)	$88,116
Tons sold	3,429	1,189	1,747	—	6,365
GAAP Coal margin per ton	$23.14	$(2.68)	$8.05	$—	$13.84

GAAP Coal margin	$79,364	$(3,186)	$14,063	$(2,125)	$88,116
Add: Depreciation, depletion and amortization - production (1)	38,829	16,502	6,522	609	62,462
Add: Accretion on asset retirement obligations	2,327	2,666	1,016	838	6,847
Add: Amortization of acquired intangibles, net	3,870	(4,213)	—	—	(343)
Add: Idled and closed mine costs	2,165	567	733	886	4,351
Add: Cost impact of coal inventory fair value adjustment (2)	1,033	—	—	—	1,033
Non-GAAP Coal margin	$127,588	$12,336	$22,334	$208	$162,466
Tons sold	3,429	1,189	1,747	—	6,365
Non-GAAP Coal margin per ton	$37.21	$10.38	$12.78	$—	$25.52
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.
(2) The cost impact of the coal inventory fair value adjustment as a result of the Alpha Merger was completed during the three months ended June 30, 2019.

	Six Months Ended June 30, 2020
(In thousands, except for per ton data)	CAPP - Met	CAPP - Thermal	NAPP	All Other	Consolidated
Coal revenues	$678,722	$75,463	$124,406	$390	$878,981
Less: Freight and handling fulfillment revenues	(108,516)	(8,377)	(7,838)	—	(124,731)
Non-GAAP Coal revenues	$570,206	$67,086	$116,568	$390	$754,250
Tons sold	6,531	1,265	2,802	6	10,604
Non-GAAP Coal sales realization per ton	$87.31	$53.03	$41.60	$65.00	$71.13

Cost of coal sales (exclusive of items shown separately below)	$590,141	$74,191	$111,745	$5,062	$781,139
Depreciation, depletion and amortization - production (1)	80,522	12,109	9,021	1,385	103,037
Accretion on asset retirement obligations	7,019	4,619	1,539	1,502	14,679
Amortization of acquired intangibles, net	5,340	(2,998)	569	50	2,961
Total Cost of coal sales	$683,022	$87,921	$122,874	$7,999	$901,816
Less: Freight and handling costs	(108,516)	(8,377)	(7,838)	—	(124,731)
Less: Depreciation, depletion and amortization - production (1)	(80,522)	(12,109)	(9,021)	(1,385)	(103,037)
Less: Accretion on asset retirement obligations	(7,019)	(4,619)	(1,539)	(1,502)	(14,679)
Less: Amortization of acquired intangibles, net	(5,340)	2,998	(569)	(50)	(2,961)
Less: Idled and closed mine costs	(8,063)	(3,665)	(1,391)	(4,748)	(17,867)
Non-GAAP Cost of coal sales	$473,562	$62,149	$102,516	$314	$638,541
Tons sold	6,531	1,265	2,802	6	10,604
Non-GAAP Cost of coal sales per ton	$72.51	$49.13	$36.59	$52.33	$60.22
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Six Months Ended June 30, 2020
(In thousands, except for per ton data)	CAPP - Met	CAPP - Thermal	NAPP	All Other	Consolidated
Coal revenues	$678,722	$75,463	$124,406	$390	$878,981
Less: Total Cost of coal sales (per table above)	(683,022)	(87,921)	(122,874)	(7,999)	(901,816)
GAAP Coal margin	$(4,300)	$(12,458)	$1,532	$(7,609)	$(22,835)
Tons sold	6,531	1,265	2,802	6	10,604
GAAP Coal margin per ton	$(0.66)	$(9.85)	$0.55	$(1,268.17)	$(2.15)

GAAP Coal margin	$(4,300)	$(12,458)	$1,532	$(7,609)	$(22,835)
Add: Depreciation, depletion and amortization - production (1)	80,522	12,109	9,021	1,385	103,037
Add: Accretion on asset retirement obligations	7,019	4,619	1,539	1,502	14,679
Add: Amortization of acquired intangibles, net	5,340	(2,998)	569	50	2,961
Add: Idled and closed mine costs	8,063	3,665	1,391	4,748	17,867
Non-GAAP Coal margin	$96,644	$4,937	$14,052	$76	$115,709
Tons sold	6,531	1,265	2,802	6	10,604
Non-GAAP Coal margin per ton	$14.80	$3.90	$5.01	$12.67	$10.91
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Six Months Ended June 30, 2019
(In thousands, except for per ton data)	CAPP - Met	CAPP - Thermal	NAPP	All Other	Consolidated
Coal revenues	$966,584	$144,640	$149,564	$—	$1,260,788
Less: Freight and handling fulfillment revenues	(132,629)	(13,814)	(2,469)	—	(148,912)
Non-GAAP Coal revenues	$833,955	$130,826	$147,095	$—	$1,111,876
Tons sold	6,672	2,181	3,399	—	12,252
Non-GAAP Coal sales realization per ton	$124.99	$59.98	$43.28	$—	$90.75

Cost of coal sales (exclusive of items shown separately below)	$745,622	$140,645	$123,995	$2,178	$1,012,440
Depreciation, depletion and amortization - production (1)	75,502	30,614	13,149	4,120	123,385
Accretion on asset retirement obligations	4,660	4,731	2,033	1,655	13,079
Amortization of acquired intangibles, net	1,050	(8,782)	706	—	(7,026)
Total Cost of coal sales	$826,834	$167,208	$139,883	$7,953	$1,141,878
Less: Freight and handling costs	(132,629)	(13,814)	(2,469)	—	(148,912)
Less: Depreciation, depletion and amortization - production (1)	(75,502)	(30,614)	(13,149)	(4,120)	(123,385)
Less: Accretion on asset retirement obligations	(4,660)	(4,731)	(2,033)	(1,655)	(13,079)
Less: Amortization of acquired intangibles, net	(1,050)	8,782	(706)	—	7,026
Less: Idled and closed mine costs	(3,986)	(984)	(1,562)	(2,181)	(8,713)
Less: Cost impact of coal inventory fair value adjustment (2)	(4,751)	(3,458)	—	—	(8,209)
Non-GAAP Cost of coal sales	$604,256	$122,389	$119,964	$(3)	$846,606
Tons sold	6,672	2,181	3,399	—	12,252
Non-GAAP Cost of coal sales per ton	$90.57	$56.12	$35.29	$—	$69.10
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.
(2) The cost impact of the coal inventory fair value adjustment as a result of the Alpha Merger was completed during the three months ended June 30, 2019.

	Six Months Ended June 30, 2019
(In thousands, except for per ton data)	CAPP - Met	CAPP - Thermal	NAPP	All Other	Consolidated
Coal revenues	$966,584	$144,640	$149,564	$—	$1,260,788
Less: Total Cost of coal sales (per table above)	(826,834)	(167,208)	(139,883)	(7,953)	(1,141,878)
GAAP Coal margin	$139,750	$(22,568)	$9,681	$(7,953)	$118,910
Tons sold	6,672	2,181	3,399	—	12,252
GAAP Coal margin per ton	$20.95	$(10.35)	$2.85	$—	$9.71

GAAP Coal margin	$139,750	$(22,568)	$9,681	$(7,953)	$118,910
Add: Depreciation, depletion and amortization - production (1)	75,502	30,614	13,149	4,120	123,385
Add: Accretion on asset retirement obligations	4,660	4,731	2,033	1,655	13,079
Add: Amortization of acquired intangibles, net	1,050	(8,782)	706	—	(7,026)
Add: Idled and closed mine costs	3,986	984	1,562	2,181	8,713
Add: Cost impact of coal inventory fair value adjustment (2)	4,751	3,458	—	—	8,209
Non-GAAP Coal margin	$229,699	$8,437	$27,131	$3	$265,270
Tons sold	6,672	2,181	3,399	—	12,252
Non-GAAP Coal margin per ton	$34.43	$3.87	$7.98	$—	$21.65
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.
(2) The cost impact of the coal inventory fair value adjustment as a result of the Alpha Merger was completed during the three months ended June 30, 2019.

	Three Months Ended March 31, 2020
(In thousands, except for per ton data)	CAPP - Met	CAPP - Thermal	NAPP	All Other	Consolidated
Non-GAAP Cost of coal sales	$235,151	$32,744	$59,842	$314	$328,051
Less: cost of purchased coal sold	(30,334)	(893)	—	—	(31,227)
Adjusted cost of produced coal sold	$204,817	$31,851	$59,842	$314	$296,824
Produced tons sold	2,964	604	1,508	5	5,081
Adjusted cost of produced coal sold per ton (1)	$69.10	$52.73	$39.68	$62.80	$58.42
(1) Cost of produced coal sold per ton for our operations is calculated as non-GAAP cost of produced coal sold divided by produced tons sold.

	Three Months Ended June 30, 2020
(In thousands, except for per ton data)	CAPP - Met	CAPP - Thermal	NAPP	All Other	Consolidated
Non-GAAP Cost of coal sales	$238,411	$29,405	$42,674	$—	$310,490
Less: cost of purchased coal sold	(22,932)	(9)	—	—	(22,941)
Adjusted cost of produced coal sold	$215,479	$29,396	$42,674	$—	$287,549
Produced tons sold	2,896	647	1,294	1	4,838
Adjusted cost of produced coal sold per ton (1)	$74.41	$45.43	$32.98	$—	$59.44
(1) Cost of produced coal sold per ton for our operations is calculated as non-GAAP cost of produced coal sold divided by produced tons sold.

	Three Months Ended June 30, 2019
(In thousands, except for per ton data)	CAPP - Met	CAPP - Thermal	NAPP	All Other	Consolidated
Non-GAAP Cost of coal sales	$298,777	$61,175	$53,906	$(208)	$413,650
Less: cost of purchased coal sold	(67,320)	(2,443)	—	—	(69,763)
Adjusted cost of produced coal sold	$231,457	$58,732	$53,906	$(208)	$343,887
Produced tons sold	2,819	1,144	1,747	—	5,710
Adjusted cost of produced coal sold per ton (1)	$82.11	$51.34	$30.86	$—	$60.23
(1) Cost of produced coal sold per ton for our operations is calculated as non-GAAP cost of produced coal sold divided by produced tons sold.

	Six Months Ended June 30, 2020
(In thousands, except for per ton data)	CAPP - Met	CAPP - Thermal	NAPP	All Other	Consolidated
Non-GAAP Cost of coal sales	$473,562	$62,149	$102,516	$314	$638,541
Less: cost of purchased coal sold	(53,266)	(902)	—	—	(54,168)
Adjusted cost of produced coal sold	$420,296	$61,247	$102,516	$314	$584,373
Produced tons sold	5,860	1,251	2,802	6	9,919
Adjusted cost of produced coal sold per ton (1)	$71.72	$48.96	$36.59	$52.33	$58.91
(1) Cost of produced coal sold per ton for our operations is calculated as non-GAAP cost of produced coal sold divided by produced tons sold.

	Six Months Ended June 30, 2019
(In thousands, except for per ton data)	CAPP - Met	CAPP - Thermal	NAPP	All Other	Consolidated
Non-GAAP Cost of coal sales	$604,256	$122,389	$119,964	$(3)	$846,606
Less: cost of purchased coal sold	(146,859)	(5,327)	—	—	(152,186)
Adjusted cost of produced coal sold	$457,397	$117,062	$119,964	$(3)	$694,420
Produced tons sold	5,390	2,088	3,399	—	10,877
Adjusted cost of produced coal sold per ton (1)	$84.86	$56.06	$35.29	$—	$63.84
(1) Cost of produced coal sold per ton for our operations is calculated as non-GAAP cost of produced coal sold divided by produced tons sold.